UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2015

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 772-7589
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 31, 2015, Spark Therapeutics, Inc. (the “Company”) entered into an amended and restated Patent License Agreement by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”) and the Company, as successor to AAVenue Therapeutics, LLC, a Delaware limited liability company (the amended and restated agreement the “Amended License”).

The Amended License converts the Company’s co-exclusive license to certain patents rights owned by Penn, Cornell University and/or the University of Florida related to a method of treating and retarding the development of blindness, including, in particular, Lebers Congenital Amaurosis, to an exclusive license in the field of use related to the treatment of retinal disorders or diseases caused by a mutation or mutations in the retinal pigment epithelium (RPE)-65 gene.

The foregoing description of the Amended License does not purport to be complete and is qualified in its entirety by reference to the Amended License, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the period ending December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: January 5, 2016	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel